UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 26, 2008

Golf Trust of America, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-22091	33-0724736
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

10 North Adger’s Wharf, Charleston, SC 29401

(Address of Principal Executive Offices) (Zip Code)

(843) 723-4653

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Purchase and Sale Agreement for the Disposition of Wildewood Country Club and The Country Club at Woodcreek Farms (collectively, “Stonehenge”).

On September 26, 2008, Golf Trust of America, L.P. (“the Parent,” and the operating partnership of Golf Trust of America, Inc., “the “Company”) and the Parent’s subsidiary GTA-Stonehenge, LLC (collectively, the “Seller”), entered into a Purchase and Sale Agreement (the “Agreement”) with WCWW Committee, LLC, (the “Purchaser”).  The Agreement, among other things, provides for the acquisition by the Purchaser of the business (the “Business”) of the Wildewood Country Club and The Country Club of Woodcreek Farms (collectively, the “Club Facilities”).  The Agreement provides that the Purchaser will pay to the Seller upon the closing of the transactions contemplated by the Agreement (the “Closing”) $4.1 million in cash, subject to certain credits, adjustments and prorations pursuant to the Agreement.  The Closing is subject to customary closing conditions and is expected to occur by January 24, 2009.

A copy of the Agreement is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The description of the Agreement is qualified in its entirety by the contents thereof.

A copy of a related press release that was issued is included as Exhibit 99 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03.  Material Modification to Rights of Security Holders.

The information under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1	Purchase and Sale Agreement by and among Golf Trust of America, L.P. and WCWW Committee, LLC dated as of September 26, 2008.

99	Press Release of Golf Trust of America, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLF TRUST OF AMERICA, INC.
(Registrant)

October 1, 2008	By:	/s/ Michael C. Pearce
Michael C. Pearce
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Asset Purchase Agreement by and among Golf Trust of America, L.P. and WCWW Committee, LLC dated as of September 26, 2008.

99	Press Release of Golf Trust of America, Inc.